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                                                               EXHIBIT 3.1

       STATEMENT OF RESOLUTION ELIMINATING SERIES OF SHARES
                                of
           SERIES C JUNIOR PARTICIPATING PREFERRED STOCK
                                of
                 SERVICE CORPORATION INTERNATIONAL

                 (Pursuant to Article 2.13 of the
                  Texas Business Corporation Act)
                 --------------------------------
                      STATEMENT OF RESOLUTION
                   ELIMINATING SERIES OF SHARES

TO THE SECRETARY OF STATE
      OF THE STATE OF TEXAS:

           Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purposes of eliminating a series of shares and all references to such series contained in the articles of incorporation of the corporation:

           1. The name of the corporation is SERVICE CORPORATION INTERNATIONAL (the "Corporation").

           2. The following resolution, eliminating a series of shares and all references to such series contained in the articles of incorporation of the Corporation, was duly adopted by all necessary action on the part of the Corporation on May 14, 1998:

           RESOLVED FURTHER, that pursuant to Section 2.13C of the Texas Business Corporation Act, effective as of the close of business on July 28, 1998, the Series C Junior Participating Preferred Stock of the Corporation, of which 950,000 shares are authorized but none are issued, shall be retired, cancelled and eliminated, and effective as of such time all references to such Series C Junior Participating Preferred Stock shall be eliminated from the Corporation's Articles of Incorporation.
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           IN WITNESS WHEREOF, this Statement of Resolution
Eliminating Series of Shares is executed on behalf of the Corporation by a duly authorized officer.

                     SERVICE CORPORATION INTERNATIONAL


                     By: /s/ James M. Shelger
                         ------------------------------
                         James M. Shelger
                         Senior Vice President
                         General Counsel and Secretary

STATE OF TEXAS       )(
                     )(
COUNTY OF HARRIS     )(

           Before me, a notary public, on this day personally appeared James M. Shelger, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

           Given under my hand and seal of office this 27th day of July, 1998.


                          /s/ Susan L. Garrett
                          ------------------------------
                          (Printed or stamped name)
(Notary Seal)             Notary Public, State of Texas
                          My commission expires:
                          September 30, 2000
                          (Notary Seal)